Exhibit 99.2

NOKIA ACQUIRES NAVTEQ

NAVTEQ IR Q&A

GENERAL

What is NAVTEQ’s rationale for this transaction?  Why not continue to pursue an independent strategy?

•                  We believe the transaction is the best way to maximize value for our stockholders. The offer represents a 34% premium to the stock price of one month ago.

•                  NAVTEQ has been the subject of takeover rumors for a number of months, and we believe that our recent stock price reflected a significant amount of that deal speculation.

•                  NAVTEQ could certainly have continued independently, but management feels this transaction (1) enables the company to invest more aggressively in its products and services, (2) offers an exciting source of new content; and (3) brings several longer-term opportunities, such as location-based services and advertising, into sharper focus.

1.               Nokia ownership increases NAVTEQ’s flexibility to invest

•                  The acquisition enables NAVTEQ to continue to invest in the database to ensure data quality, as we expand into new geographies and introduce new content.

2.               Nokia offers an exciting source of new map content for the benefit of all customers.

•                  NAVTEQ’s pedestrian programs will be expanded in existing countries and launched in new geographies.

•                  Nokia handsets may generate probe data that will accelerate development of NAVTEQ traffic services and thereby enable NAVTEQ customers to deploy new products around the world.

•                  Nokia’s user community, which is over 900 million strong, could become a rich source of information on map accuracy and points of interest.

3.               LBS and location advertising opportunities become larger and more tangible

•                  Nokia and NAVTEQ are both interested in advancing the advertising model as an alternative for the commercialization of products and services for all NAVTEQ customers

•                  In addition, Nokia’s installed base represents enormous target for advertising & offboard services.

•                  Importantly, Nokia’s strategic intent complements NAVTEQ’s approach and is non-threatening to NAVTEQ’s existing customers.

•                  Nokia’s primary interest is in pedestrian applications on connected devices (handsets).

•                  NAVTEQ’s high quality map data and content will continue to be broadly available.

How do you expect your customers to react to this transaction?

•                  We expect our customers to be excited, as this transaction should enable NAVTEQ to continue our global expansion at the quality they require as we introduce new content and features.

•                  Nokia intends to operate NAVTEQ as an independent subsidiary, meaning that our products and services will remain broadly available.

•                  Moreover, Nokia’s strategic intent complements NAVTEQ’s approach and is non-threatening to NAVTEQ’s existing customers.

•                  Nokia is focused on pedestrian content and handset applications, which has limited competitive overlap with the vast majority of our customers.

Was this transaction driven by the TomTom/Tele Atlas announcement?

•                  Not really. Nokia had identified its LBS strategy long in advance of the TomTom/Tele Atlas announcement and was increasingly focused on securing a map content company.

Will Nokia continue to invest in navigation software?

•                  Nokia will be focused on location-based applications in connected devices.

•                  We see this as a complementary capability to most NAVTEQ customers and may accelerate integrated vehicle/pedestrian solutions.

PROCESS AND TIMELINE

Which party initiated the discussions?  How long have you been in discussions?

•                  Earlier this year, NAVTEQ entered into detailed discussions with Nokia about strengthening the relationship between the two companies and creating a more formalized alliance

•                  Nokia concluded that map data and location content were complementary to its expansion and shifted its focus from strategic alliance to acquisition

TRANSACTION DETAILS

What are the key terms of the transaction?

•                  NAVTEQ and Nokia have entered into a merger agreement whereby Nokia will acquire 100% of the fully diluted shares of NAVTEQ for $78.00 per share in cash.

•                  Based on 104.8 million fully diluted shares outstanding, the purchase price of $78.00 per share represents a total equity value of approximately $8.1 billion.

Why are you selling for such a low premium to your current stock price?

•                  NAVTEQ’s Board believes that the transaction price represents an attractive valuation for stockholders.

•                  NAVTEQ has been the subject of takeover rumors for a number of months, and we believe that our recent stock price reflected a significant amount of that deal speculation.

•                  The offer price of $78.00 per share represents a:

•                  34% premium to our share price of $58.19 one month ago

•                  83% premium to our share price of $42.60 three months ago

•                  129% premium to our share price of $34.05 six months ago

When do you expect the deal to close?

•                  The transaction is expected to close during the first quarter of 2008 following the receipt of regulatory approvals and approval by NAVTEQ’s stockholders.

When will the merger agreement and/or proxy be available?

•                  We will work to make the SEC filing promptly and it is our goal to file by October 19, 2007.

What are the key conditions or approvals required for closing to occur?

•                  The transaction is subject to regulatory approval in Europe and the U.S. It is also subject to majority approval by NAVTEQ’s stockholders.

What is the regulatory process in the U.S.?  in Europe?

•                  The companies will make filings in the United States and Europe to obtain regulatory clearance.

What is the risk that the competition authorities won’t approve the deal as it currently stands?  What sort of remedies might they require?

•                  We are confident the competition authorities will approve the transaction.  This is a ‘pro-competitive’ transaction that will benefit consumers.

Is there a break-up fee?  What are the details?

•                  Yes, there is a termination fee, which we believe is consistent with break-up fees for other deals of this size.

Who are your advisors?  What are their fees?

•                  Our financial advisor on this transaction is Merrill Lynch & Co. Their fee is customary for a deal of this size and will be disclosed in the proxy statement.

•                  The company’s legal advisors on this transaction are Holland & Knight LLP and Howrey LLP. Winston & Strawn LLP acted as counsel to the independent directors of NAVTEQ.

Did you receive a fairness opinion from Merrill Lynch?

•                  Yes, Merrill Lynch provided NAVTEQ’s Board with a fairness opinion, which will be summarized in the proxy statement.

Is there a MAC or MAE clause in the contract?

•                  Please refer to the full set of terms in the merger agreement that is part of the 8-K filing that we made today.

NAVTEQ Corporation (“NAVTEQ” or the “Company”) will file a preliminary and definitive proxy statement and other relevant documents with the Securities and Exchange Commission (SEC) with respect to the proposed merger. The definitive proxy statement, when available, will be sent to NAVTEQ stockholders seeking their approval of the proposed merger.  Investors and NAVTEQ stockholders are urged to read carefully the preliminary and definitive proxy statement and other materials when they become available before making any voting decision because it will contain important information about the proposed merger. In addition, the documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.NAVTEQ.com or by directing a request to NAVTEQ , 425 W. Randolph St., Chicago, IL 60606, Attention: Investor Relations, telephone: (312) 894-7500.

NAVTEQ and certain of its executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from NAVTEQ’s stockholders in connection with the proposed merger.  Information about the executive officers, directors and other employees of NAVTEQ and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement when it becomes available and is also included in NAVTEQ’s proxy statement for its 2007 Annual Meeting, which was filed with the SEC on April 10, 2007 and Annual Report on form 10-K for the year ended December 31, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at NAVTEQ as described above.